Exhibit 99.1
Company / Investor Contact: Tom Wirth EVP & CFO 610-832-7434 tom.wirth@bdnreit.com

Brandywine Realty Trust Announces Third Quarter 2022 Results

Philadelphia, PA, October 20, 2022 — Brandywine Realty Trust (NYSE:BDN) today reported its financial and operating results for the three and nine-month periods ended September 30, 2022.
Management Comments
“During the third quarter, we made excellent progress on our 2022 business plan highlighted by achieving 100% of our speculative revenue target based on the midpoint of our guidance,” stated Gerard H. Sweeney, President and Chief Executive Officer for Brandywine Realty Trust. “We continued to experience positive mark-to-market rent increases of 16.5% and 6.9% on an accrual and cash basis.  Our portfolio experienced over 176,000 square feet of net absorption which we believe is the result of tenants currently preferring higher quality, well amenitized buildings and our average annual lease rollover through 2024 is currently 6.5%. We are excited to announce a new 100% leased build-to-suit development project in Radnor, Pa.  The project totals 145,000 square feet, will be leased to Arkema S.A., a global supplier of specialty materials and is scheduled for completion in the fourth quarter 2024. Based on the progress made on our 2022 business plan, we are maintaining our 2022 FFO range of $1.36 to $1.40 per share.”

Third Quarter Highlights
Financial Results
•Net income available to common shareholders; $13.3 million, or $0.08 per diluted share. Those results include a $8.7 million or $0.05 per share gain related to our joint venture land contribution in Austin, Texas.
•Funds from Operations (FFO); $61.8 million, or $0.36 per diluted share.
Portfolio Results
•Core Portfolio: 90.8% occupied and 91.8% leased.
•New and Renewal Leases Signed: 513,000 square feet.
•Tenant Retention Ratio: 90%.
•Rental Rate Mark-to-Market Increase: 16.5% on an accrual basis and 6.9% on a cash basis.
•Same Store Results: Increased 2.4% on an accrual basis and 2.1% on a cash basis.
Recent Transaction Activity
Joint Venture and Development Activity
•On October 12, 2022, we announced plans to commence the development of a fully leased 145,000 square foot build-to-suit office building located in Radnor, Pennsylvania. The building will be the North American Headquarters for Arkema S.A., a global supplier of specialty materials. Construction is scheduled to commence during the fourth quarter 2022 and completion during the fourth quarter 2024. We plan to fund the development through a combination of a construction loan, our line of credit and cash on hand.

•As previously announced, we formed a joint venture with a global institutional investor to commence development of 3151 Market Street in Philadelphia, Pennsylvania. The project cost is approximately $308 million, and the joint venture partner has agreed, subject to customary funding conditions, to fund up to approximately $55 million of the project costs in exchange for a 45% preferred equity interest in the venture. We anticipate securing a construction loan totaling approximately $185 million, representing 60% of total project costs.
Finance Activity
•On July 29, 2022, we closed on One Uptown construction loans totaling $206.7 million. Subsequent to the closing of the construction loans, we recognized gain totaling $8.7 million for the contribution of 4.7 acres of land during the third quarter of 2022.
•We had $246.0 million outstanding on our $600.0 million unsecured revolving credit facility as of September 30, 2022.
•We had $31.2 million of cash and cash equivalents on-hand as of September 30, 2022.
Results for the Three and Nine-Month Periods Ended September 30, 2022
Net income allocated to common shares totaled $13.3 million or $0.08 per diluted share in the third quarter of 2022 compared to a net income of $0.9 million or $0.01 per diluted share in the third quarter of 2021.
FFO available to common shares and units in the third quarter of 2022 totaled $61.8 million or $0.36 per diluted share versus $61.1 million or $0.35 per diluted share in the third quarter of 2021. Our third quarter 2022 payout ratio ($0.19 common share distribution / $0.36 FFO per diluted share) was 52.8%.
Net income allocated to common shares totaled $23.8 million or $0.14 per diluted share for the first nine months of 2022 compared to net income of $7.4 million or $0.04 per diluted share in the first nine months of 2021.
Our FFO available to common shares and units for the first nine months of 2022 totaled $182.5 million, or $1.06 per diluted share compared to FFO available to common shares and units of $177.2 million, or $1.02 per diluted share, for the first nine months of 2021. Our first nine months 2022 FFO payout ratio ($0.57 common share distribution / $1.06 FFO per diluted share) was 53.8%.
Operating and Leasing Activity
In the third quarter of 2022, our Net Operating Income (NOI), excluding termination revenues, bad debt expense and other income items, increased 2.4% on an accrual basis and 2.1% on a cash basis for our 71 same store properties, which were 90.7% and 90.2% occupied on September 30, 2022 and 2021, respectively.
We leased approximately 513,000 square feet and commenced occupancy on 612,000 square feet during the third quarter of 2022. The third quarter occupancy activity includes 241,000 square feet of renewals, 219,000 square feet of new leases and 152,000 square feet of tenant expansions. We have an additional 122,000 square feet of executed new leasing scheduled to commence subsequent to September 30, 2022.
We achieved a 90% tenant retention ratio in our core portfolio with net absorption of 176,000 square feet during the third quarter of 2022. Third quarter rental rate growth increased 16.5% as our renewal rental rates increased 7.2% and our new lease/expansion rental rates increased 26.3%, all on an accrual basis.
At September 30, 2022 our core portfolio of 72 properties comprising 12.8 million square feet was 90.8% occupied and we are 91.8% leased (reflecting new leases commencing after September 30, 2022) as of October 14, 2022.
Distributions
On September 13, 2022, our Board of Trustees declared a quarterly dividend distribution of $0.19 per common share that was paid on October 20, 2022 to shareholders of record as of October 6, 2022.
2022 Earnings and FFO Guidance
Based on current plans and assumptions and subject to the risks and uncertainties more fully described in our Securities and Exchange Commission filings, we are continuing our 2022 earnings per share guidance of $0.13 - $0.17 per diluted share and our 2022 FFO guidance of $1.36 - $1.40 per diluted share. This guidance is provided for informational purposes and is subject to change. The following is a reconciliation of the calculation of 2022 FFO guidance and earnings per diluted share guidance:

Guidance for 2022		Range

Earnings per diluted share allocated to common shareholders	$0.13	to	$0.17
Plus: real estate depreciation, amortization	1.28		1.28
Less: net gains on disposition of real estate	(0.05)		(0.05)

FFO per diluted share	$1.36	to	$1.40
Our 2022 FFO key assumptions include:
•Speculative Revenue Target: $34.0 - $36.0 million, as of October 14, 2022, $35.0 million achieved from a leasing plan of 1.8 million square feet, 1.7 million square feet achieved;
•Year-end Core Occupancy Range: 91-93%;
•Year-end Core Leased Range: 92-94%;
•Tenant Retention Rate Range: 58-60%;
•Rental Rate Growth (accrual): 16-18%;
•Rental Rate Growth (cash): 8-10%;
•Same Store (accrual) NOI Range: 0-2%;
•Same Store (cash) NOI Range: 0-2%;
•Timing of occupancy and free rent on 200,000 square feet in Philadelphia CBD would equate to an increase in our range by approximately 3.0%;
•Acquisition Activity: None;
•Sales Activity: None, however we classified one asset as held-for-sale and another potential sale has a firm buyer commitment; both sales are subject to closing conditions.
•Joint Venture Activity: Acquired a 20% common equity interest in 2970 Market Street, Philadelphia, PA and closed our 50% joint venture representing a 4.7 acre development project at One Uptown in Austin, Texas.
•Development / Redevelopment Starts: Three starts. We have commenced 2340 Dulles Corner, 3151 Market Street, and 155 King of Prussia Rd (Radnor, PA).
•Financing Activity: Completed the refinance of our $600 million unsecured line of credit and our $250 million unsecured term loan;
•Share Buyback Activity: Our current projections do not include any share buyback activity.
•Annual earnings and FFO per diluted share based on 173.0 million fully diluted weighted average common shares.
About Brandywine Realty Trust
Brandywine Realty Trust (NYSE: BDN) is one of the largest, publicly traded, full-service, integrated real estate companies in the United States with a core focus in the Philadelphia, Austin and Washington, D.C. markets. Organized as a real estate investment trust (REIT), we own, develop, lease and manage an urban, town center and transit-oriented portfolio comprising 164 properties and 23.0 million square feet as of September 30, 2022. which excludes assets held for sale. Our purpose is to shape, connect and inspire the world around us through our expertise, the relationships we foster, the communities in which we live and work, and the history we build together. For more information, please visit www.brandywinerealty.com.

Conference Call and Audio Webcast
We will release our third quarter earnings after the market close on Thursday, October 20, 2022, and will hold our third quarter conference call on Friday, October 21, 2022 at 9:00 a.m. Eastern. To access the conference call by phone, please visit this link here, and you will be provided with dial in details. A live webcast of the conference call will also be available on the Investor Relations page of our website at www.brandywinerealty.com.

Looking Ahead – Fourth Quarter 2022 Conference Call
We anticipate we will release our fourth quarter 2022 earnings on Wednesday, February 1, 2023, after the market close and will host our fourth quarter 2022 conference call on Thursday, February 2, 2023 at 9:00 a.m. Eastern Time. We expect to issue a press release in advance of these events to reconfirm the dates and times and provide all related information.
Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “will,” “strategy,” “expects,” “seeks,” “believes,” “potential,” or other similar words. Because such statements involve known and unknown risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These forward-looking statements, including our 2022 guidance, are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and not within our control. Such risks, uncertainties and contingencies include, among others: risks related to the impact of COVID-19 and other potential future outbreaks of infectious diseases on our financial condition, results of operations and cash flows and those of our tenants as well as on the economy and real estate and financial markets; reduced demand for office space and pricing pressures, including from competitors, that could limit our ability to lease space or set rents at expected levels or that could lead to declines in rent; uncertainty and volatility in capital and credit markets, including changes that reduce availability, and increase costs, of capital or that delay receipt of our planned debt financings and refinancings; the effect of inflation and interest rate fluctuations, including on the costs of our planned debt financings and refinancings; the potential loss or bankruptcy of tenants or the inability of tenants to meet their rent and other lease obligations; risks of acquisitions and dispositions, including unexpected liabilities and integration costs; delays in completing, and cost overruns incurred in connection with, our developments and redevelopments; disagreements with joint venture partners; unanticipated operating and capital costs; uninsured casualty losses and our ability to obtain adequate insurance, including coverage for terrorist acts; asset impairments; our dependence upon certain geographic markets; changes in governmental regulations, tax laws and rates and similar matters; unexpected costs of REIT qualification compliance; and costs and disruptions as the result of a cybersecurity incident or other technology disruption. The declaration and payment of future dividends (both timing and amount) is subject to the determination of our Board of Trustees, in its sole discretion, after considering various factors, including our financial condition, historical and forecast operating results, and available cash flow, as well as any applicable laws and contractual covenants and any other relevant factors. Our Board’s practice regarding declaration of dividends may be modified at any time and from time to time. Additional information on factors which could impact us and the forward-looking statements contained herein are included in our filings with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2021. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events except as required by law.
Non-GAAP Supplemental Financial Measures
We compute our financial results in accordance with generally accepted accounting principles (GAAP). Although FFO and NOI are non-GAAP financial measures, we believe that FFO and NOI calculations are helpful to shareholders and potential investors and are widely recognized measures of real estate investment trust performance. At the end of this press release, we have provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measure.
Funds from Operations (FFO)
We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than us. NAREIT defines FFO as net income (loss) before non-controlling interests and excluding gains (losses) on sales of depreciable operating property, impairment losses on depreciable consolidated real estate, impairment losses on investments in unconsolidated real estate ventures and extraordinary items (computed in accordance with GAAP); plus real estate related depreciation and amortization (excluding amortization of deferred financing costs), and after similar adjustments for unconsolidated joint ventures. Our calculation of FFO includes gains from sale of undepreciated real estate and other assets, considered incidental to our main business, to third parties or unconsolidated real estate ventures. Net income, the GAAP measure that we believe to be most directly comparable to FFO, includes depreciation and amortization expenses, gains or losses on property sales, extraordinary items and non-controlling interests. To facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in the financial statements included elsewhere in this release. FFO does not represent cash flow from operating activities (determined in accordance with GAAP) and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders. We generally consider FFO and FFO per share to be useful measures for understanding and comparing our operating results because, by excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment losses and real estate asset depreciation and amortization (which can differ across owners of similar assets in similar condition based on historical cost accounting and useful life estimates), FFO and FFO per share can help investors compare the operating performance of a company’s real estate across reporting periods and to the operating performance of other companies.
Net Operating Income (NOI)
NOI (accrual basis) is a financial measure equal to net income available to common shareholders, the most directly comparable GAAP financial measure, plus corporate general and administrative expense, depreciation and amortization, interest expense, non-controlling interest in the Operating Partnership and losses from early extinguishment of debt, less interest income, development and management income, gains from property dispositions, gains on sale from discontinued operations, gains on early extinguishment of debt, income from discontinued operations, income from unconsolidated joint ventures and non-controlling interest in property partnerships. In some cases we also present NOI on a cash basis, which is NOI after eliminating the effects of straight-lining of rent and deferred market intangible amortization. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. NOI should not be considered an alternative to net income as an indication of our performance or to cash flows as a measure of the Company's liquidity or its ability to make distributions. We believe NOI is a useful measure for evaluating the operating performance of our properties, as it excludes certain components from net income available to common shareholders in order to provide results that are more closely related to a property's results of operations. We use NOI internally to evaluate the performance of our operating segments and to make decisions about resource allocations. We concluded that NOI provides useful information to investors regarding our financial condition and results of operations, as it reflects only the income and expense items incurred at the property level, as well as the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and development activity on an unlevered basis.
Same Store Properties
In our analysis of NOI, particularly to make comparisons of NOI between periods meaningful, it is important to provide information for properties that were in-service and owned by us throughout each period presented. We refer to properties acquired or placed in-service prior to the beginning of the earliest period presented and owned by us through the end of the latest period presented as Same Store Properties. Same Store Properties therefore exclude properties placed in-service, acquired, repositioned, held for sale or in development or redevelopment after the beginning of the earliest period presented or disposed of prior to the end of the latest period presented. Accordingly, it takes at least one year and one quarter after a property is acquired for that property to be included in Same Store Properties.
Core Portfolio
Our core portfolio is comprised of our wholly-owned properties, excluding any properties currently in development, re-development or re-entitlement.

BRANDYWINE REALTY TRUST
CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands, except share and per share data)

	September 30, 2022	December 31, 2021
ASSETS
Real estate investments:
Operating properties	$3,587,083	$3,472,602
Accumulated depreciation	(1,034,681)	(957,450)
Right of use asset - operating leases, net	19,826	20,313
Operating real estate investments, net	2,572,228	2,535,465
Construction-in-progress	227,231	277,237
Land held for development	74,272	114,604
Prepaid leasehold interests in land held for development, net	35,576	27,762
Total real estate investments, net	2,909,307	2,955,068
Assets held for sale, net	19,534	562
Cash and cash equivalents	31,198	27,463
Accounts receivable	11,398	11,875
Accrued rent receivable, net of allowance of $4,048 and $4,133 as of September 30, 2022 and December 31, 2021, respectively	175,908	167,210
Investment in unconsolidated real estate ventures	579,457	435,506
Deferred costs, net	95,470	86,862
Intangible assets, net	20,383	28,556
Other assets	131,532	133,094
Total assets	$3,974,187	$3,846,196
LIABILITIES AND BENEFICIARIES' EQUITY
Unsecured credit facility	$246,000	$23,000
Unsecured term loan, net	248,144	249,608
Unsecured senior notes, net	1,580,579	1,580,978
Accounts payable and accrued expenses	125,889	150,151
Distributions payable	32,805	32,765
Deferred income, gains and rent	22,913	23,849
Intangible liabilities, net	10,723	12,981
Liabilities related to assets held for sale, net	36	—
Lease liability - operating leases	23,116	22,962
Other liabilities	49,033	48,683
Total liabilities	$2,339,238	$2,144,977
Brandywine Realty Trust's Equity:
Common Shares of Brandywine Realty Trust's beneficial interest, $0.01 par value; shares authorized 400,000,000; 171,569,807 and 171,126,257 issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	1,716	1,712
Additional paid-in-capital	3,151,177	3,146,786
Deferred compensation payable in common shares	19,601	18,491
Common shares in grantor trust, 1,179,643 and 1,169,703 issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	(19,601)	(18,491)
Cumulative earnings	1,146,543	1,122,372
Accumulated other comprehensive income (loss)	4,525	(2,020)
Cumulative distributions	(2,676,702)	(2,578,583)
Total Brandywine Realty Trust's equity	1,627,259	1,690,267
Noncontrolling interests	7,690	10,952
Total beneficiaries' equity	$1,634,949	$1,701,219
Total liabilities and beneficiaries' equity	$3,974,187	$3,846,196

BRANDYWINE REALTY TRUST
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue
Rents	$117,481	$112,159	$350,279	$336,878
Third party management fees, labor reimbursement and leasing	6,872	6,500	17,904	19,778
Other	1,216	1,759	8,933	4,633
Total revenue	125,569	120,418	377,116	361,289
Operating expenses
Property operating expenses	32,624	30,304	97,283	88,503
Real estate taxes	12,313	13,421	39,872	42,784
Third party management expenses	2,549	3,327	7,898	9,866
Depreciation and amortization	45,134	48,175	132,875	131,303
General and administrative expenses	7,564	7,076	25,892	22,016
Total operating expenses	100,184	102,303	303,820	294,472
Gain on sale of real estate
Net gain on disposition of real estate	8,669	—	8,813	142
Net gain on sale of undepreciated real estate	2,983	910	8,007	2,903
Total gain on sale of real estate	11,652	910	16,820	3,045
Operating income	37,037	19,025	90,116	69,862
Other income (expense):
Interest and investment income	498	4,494	1,387	7,845
Interest expense	(17,061)	(15,190)	(49,144)	(46,973)
Interest expense - amortization of deferred financing costs	(745)	(709)	(2,259)	(2,127)
Equity in loss of unconsolidated real estate ventures	(6,260)	(6,634)	(15,804)	(20,798)
Net income before income taxes	13,469	986	24,296	7,809
Income tax (provision) benefit	9	(12)	(66)	(46)
Net income	13,478	974	24,230	7,763
Net income attributable to noncontrolling interests	(37)	(7)	(59)	(42)
Net income attributable to Brandywine Realty Trust	13,441	967	24,171	7,721
Nonforfeitable dividends allocated to unvested restricted shareholders	(105)	(91)	(351)	(331)
Net income attributable to Common Shareholders of Brandywine Realty Trust	$13,336	$876	$23,820	$7,390
PER SHARE DATA
Basic income per Common Share	$0.08	$0.01	$0.14	$0.04
Basic weighted average shares outstanding	171,569,807	170,907,018	171,464,936	170,794,585
Diluted income per Common Share	$0.08	$0.01	$0.14	$0.04
Diluted weighted average shares outstanding	172,152,256	172,237,194	172,435,153	172,077,950

BRANDYWINE REALTY TRUST
FUNDS FROM OPERATIONS
(unaudited, in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Reconciliation of Net Income to Funds from Operations:
Net income attributable to common shareholders	$13,336	$876	$23,820	$7,390
Add (deduct):
Net income attributable to noncontrolling interests - LP units	38	9	64	46
Nonforfeitable dividends allocated to unvested restricted shareholders	105	91	351	331
Net gain on disposition of real estate	(8,669)	—	(8,813)	(142)
Company's share of impairment of an unconsolidated real estate venture	—	562	—	562
Depreciation and amortization:
Real property	38,095	39,824	110,888	105,652
Leasing costs including acquired intangibles	6,244	7,801	19,835	24,035
Company’s share of unconsolidated real estate ventures	12,804	12,078	37,002	39,869
Partners’ share of consolidated real estate ventures	(4)	(5)	(14)	(15)
Funds from operations	$61,949	$61,236	$183,133	$177,728
Funds from operations allocable to unvested restricted shareholders	(198)	(175)	(590)	(538)
Funds from operations available to common share and unit holders (FFO)	$61,751	$61,061	$182,543	$177,190
FFO per share - fully diluted	$0.36	$0.35	$1.06	$1.02
Weighted-average shares/units outstanding - fully diluted	172,668,723	173,061,177	172,989,918	172,993,752
Distributions paid per common share	$0.19	$0.19	$0.57	$0.57
FFO payout ratio (distributions paid per common share/FFO per diluted share)	52.8%	54.3%	53.8%	55.9%

BRANDYWINE REALTY TRUST
SAME STORE OPERATIONS – 3rd QUARTER
(unaudited and in thousands)

Of the 78 properties owned by the Company as of September 30, 2022, a total of 71 properties ("Same Store Properties") containing an aggregate of 12.7 million net rentable square feet were owned for the entire three months ended September 30, 2022 and 2021. As of September 30, 2022, two properties were recently completed/acquired, and four properties were in development/redevelopment. Average occupancy for the Same Store Properties was 90.6% and 90.1% during the three-month periods ended September 30, 2022 and 2021, respectively. The following table sets forth revenue and expense information for the Same Store Properties:

	Three Months Ended September 30,
	2022	2021
Revenue
Rents	$110,197	$106,625
Other	242	278
Total revenue	110,439	106,903
Operating expenses
Property operating expenses	29,653	27,649
Real estate taxes	11,251	12,811
Net operating income	$69,535	$66,443
Net operating income - percentage change over prior year	4.7%
Net operating income, excluding other items	$68,801	$67,186
Net operating income, excluding other items - percentage change over prior year	2.4%
Net operating income	$69,535	$66,443
Straight line rents & other	(3,380)	(3,004)
Above/below market rent amortization	(518)	(1,029)
Amortization of tenant inducements	175	335
Non-cash ground rent expense	200	204
Cash - Net operating income	$66,012	$62,949
Cash - Net operating income - percentage change over prior year	4.9%
Cash - Net operating income, excluding other items	$64,532	$63,213
Cash - Net operating income, excluding other items - percentage change over prior year	2.1%
	Three Months Ended September 30,
	2022	2021
Net income:	$13,478	$974
Add/(deduct):
Interest income	(498)	(4,494)
Interest expense	17,061	15,190
Interest expense - amortization of deferred financing costs	745	709
Equity in loss of unconsolidated real estate ventures	6,260	6,634
Net gain on disposition of real estate	(8,669)	—
Net gain on sale of undepreciated real estate	(2,983)	(910)
Depreciation and amortization	45,134	48,175
General & administrative expenses	7,564	7,076
Income tax provision (benefit)	(9)	12
Consolidated net operating income	78,083	73,366
Less: Net operating income of non-same store properties and elimination of non-property specific operations	(8,548)	(6,923)
Same store net operating income	$69,535	$66,443

BRANDYWINE REALTY TRUST
SAME STORE OPERATIONS – NINE MONTHS
(unaudited and in thousands)

Of the 78 properties owned by the Company as of September 30, 2022, a total of 71 properties ("Same Store Properties") containing an aggregate of 12.7 million net rentable square feet were owned for the entire nine months ended September 30, 2022 and 2021. As of September 30, 2022, two properties were recently completed/acquired, and four properties were in development/redevelopment. Average occupancy for the Same Store Properties was 89.7% and 90.3% during the nine-month periods ended September 30, 2022 and 2021, respectively. The following table sets forth revenue and expense information for the Same Store Properties:

	Nine Months Ended September 30,
	2022	2021
Revenue
Rents	$327,946	$323,428
Other	811	753
Total revenue	328,757	324,181
Operating expenses
Property operating expenses	86,948	82,359
Real estate taxes	37,269	38,992
Net operating income	$204,540	$202,830
Net operating income - percentage change over prior year	0.8%
Net operating income, excluding other items	$201,967	$200,653
Net operating income, excluding other items - percentage change over prior year	0.7%
Net operating income	$204,540	$202,830
Straight line rents & other	(7,617)	(10,597)
Above/below market rent amortization	(1,526)	(2,949)
Amortization of tenant inducements	544	791
Non-cash ground rent expense	605	617
Cash - Net operating income	$196,546	$190,692
Cash - Net operating income - percentage change over prior year	3.1%
Cash - Net operating income, excluding other items	$192,027	$187,743
Cash - Net operating income, excluding other items - percentage change over prior year	2.3%
	Nine Months Ended September 30,
	2022	2021
Net income:	$24,230	$7,763
Add/(deduct):
Interest income	(1,387)	(7,845)
Interest expense	49,144	46,973
Interest expense - amortization of deferred financing costs	2,259	2,127
Equity in loss of unconsolidated real estate ventures	15,804	20,798
Net gain on disposition of real estate	(8,813)	(142)
Net gain on sale of undepreciated real estate	(8,007)	(2,903)
Depreciation and amortization	132,875	131,303
General & administrative expenses	25,892	22,016
Income tax provision	66	46
Consolidated net operating income	232,063	220,136
Less: Net operating income of non-same store properties and elimination of non-property specific operations	(27,523)	(17,306)
Same store net operating income	$204,540	$202,830